Exhibit 10.61
                    , 200
[Name]
[Address]
[Address]
     Re:   Indemnification Agreement
Dear                     :
     This letter agreement is to confirm that in consideration of your agreement to serve as a director of Sysco Corporation, a Delaware corporation (the “Corporation”), the Corporation hereby agrees to provide, by this contract, the indemnification rights now provided to you as a director or officer of the Corporation in the Corporation’s Restated Certificate of Incorporation, as amended and Amended and Restated Bylaws (copies of which, in the form in effect at the date hereof, are attached hereto) and to continue to provide you with such rights as long as you serve as a director or officer of the Corporation (regardless of any future modifications to the Corporation’s Bylaws or Certificate of Incorporation), whether during your current term as a director or officer or during any term of re-election, and after such service is completed, for as long as you are exposed to any potential liability by reason of your service as a director or officer of the Corporation. For purposes of this agreement, indemnification rights shall include all related rights incorporated within Article VII of the current Amended and Restated Bylaws, including but not limited to the right to advancement of expenses and the right of the indemnitee to bring suit. All such rights shall be deemed to be fully vested upon the signing of this agreement, and any future amendments to the Certificate of Incorporation or Bylaws shall not in any way reduce or otherwise impair your rights as in effect as of the date hereof, regardless of whether such amendments are made before or after a claim or action, with respect to which you seek indemnification or advancement of expenses, is made or brought against you. As a point of clarification, you shall have the same rights with respect to a claim made or action brought after you cease to be a director of the Corporation as you would have respect to such claim made or action brought while you continue to be a director of the Corporation. This agreement may not be amended without the written consent of both parties.
     If the foregoing meets with your approval, please sign both copies of this letter and return one of them to me.
Very truly yours,
SYSCO CORPORATION

By:

Name:
Title:
Agreed to and accepted this
                     day of                     , 200               .

[Name]
Attachments